UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: October 28, 2011

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio		44139
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (440) 519-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Agilysys, Inc. (the “Company”) appointed Kyle C. Badger, age 43, to serve as Senior Vice President, General Counsel and Secretary of the Company effective October 31, 2011. Mr. Badger previously served as Executive Vice President, General Counsel and Secretary of Richardson Electronics, Ltd., a global distributor of electronic components, since 2007. Prior to that time, he served as Senior Counsel at the law firm of Ice Miller LLP from 2006 to 2007 and as a partner at the law firm of McDermott, Will & Emery LLP from 2003 to 2006.

Mr. Badger replaces Kathleen A. Weigand, the Company’s former General Counsel, Secretary and Senior Vice President – Human Resources. Ms. Weigand’s services with the Company ended on October 28, 2011.

Additionally, the Company appointed Janine K. Seebeck, age 36, to serve as Vice President and Controller effective November 7, 2011. Ms. Seebeck previously served as Vice President of Finance, Asia Pacific, for Premiere Global Services, Inc., a global leader in virtual meetings, since 2008, and served as Vice President, Corporate Controller for Premiere from 2002 to 2008. Ms. Seebeck also served as a Senior Associate for PricewaterhouseCoopers. Ms. Seebeck’s annual salary will be $180,000, and her fiscal year annual incentive opportunity will be equal to 30% of her base salary, which will be pro-rated for fiscal year 2012. She will receive a long-term equity incentive award valued at 30% of her base salary, with one-half of the value in stock-settled appreciation rights and one-half of the value in restricted shares. Ms. Seebeck will also receive 2,000 restricted shares upon her appointment.

In connection with Ms. Seebeck’s appointment, the Company entered into an employment agreement with her whereby she will be paid her current base salary and annual incentive and will receive one year of her health and welfare benefits upon termination without cause, or upon a substantial change to her responsibilities or compensation if Ms. Seebeck terminates her employment within the 30-day period following such change. Her employment agreement contains provisions for the protection of the Company’s confidential information for an indefinite period and non-compete and non-solicitation clauses for a one-year period. Other than her employment arrangements, Ms. Seebeck is not a party to any related person transactions with the Company or any of its executive officers, directors, or related persons and does not have any family relationships with any of the Company’s executive officers, directors, or related persons.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/S/ JAMES H. DENNEDY

James H. Dennedy
President and Chief Executive Officer

Date: October 31, 2011